UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/29/2007

CHARLES & COLVARD LTD
(Exact name of registrant as specified in its charter)

Commission File Number:  000-23329

NC	561928817
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

300 Perimeter Park Drive, Suite A, Morrisville, NC 27560
(Address of principal executive offices, including zip code)

9194680399
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement

On October 29, 2007, Charles & Colvard, Ltd. (the "Company") notified Jewelnet Corporation, dba K&G Creations ("K&G") of the Company's intent to terminate as of midnight on December 31, 2007 the Manufacturing Agreement (the "Agreement"), dated April 2, 2002, between the Company and K&G.

The Company determined not to allow the Agreement to automatically renew for 2008, because the Company and K&G are currently negotiating the terms of a new manufacturing agreement that would become effective January 1, 2008. Negotiations are ongoing. The Agreement remains effective through the end of 2007.

The Agreement sets forth the terms and conditions applicable to the purchase by K&G of Moissanite jewels from the Company for the purpose of designing, distributing and manufacturing jewelry incorporating Moissanite jewels. Pursuant to the Agreement, the Company agreed to supply to K&G, and K&G agreed to purchase from the Company, as many carats of Moissanite jewels as K&G required from time to time. The pricing for such purchases by K&G is determined under the pricing policy in effect for similarly situated customers of the Company, subject to change by the Company on 90 days written notice. So long as K&G engages in marketing efforts to promote Moissanite jewelry, the Company will credit against future purchases of Moissanite by K&G, an amount equal to up to 10% of the net receipts of K&G's purchases of Moissanite. The amount of the credit cannot exceed the amount of K&G's marketing expenses. During the term of the Agreement, K&G has the non-exclusive, royalty-free right and license to use certain of the Company's trademarks in connection with its marketing of Moissanite jewelry.

The initial term of the Agreement expired on December 31, 2006. However, the Agreement automatically renews for successive one-year terms unless either party gives notice of intent to terminate at least 60 days prior to the end of the then-current term. Upon termination, K&G must cease promoting and distributing Moissanite jewelry and cease using any proprietary rights granted to it by the Company.    In addition, the Company shall repurchase K&G's inventory of undamaged Moissanite jewels, as defined at the discretion of the Company, at the price paid to the Company by K&G. In the event that C&C repurchases K&G's inventory of Moissanite jewels, there will be no re-stocking fee applied to product returned.

The description of the Agreement set forth in this report is qualified in its entirety by reference to the Agreement originally filed as Exhibit 10.51 to the Company's quarterly report on Form 10-Q filed May 9, 2002 and incorporated herein by reference.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARLES & COLVARD LTD

Date: November 01, 2007	By:	/s/ James R. Braun
James R. Braun
Vice President of Finance and Chief Financial Officer